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                                                                   EXHIBIT 23.14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated November 10, 1995, except for Notes 10 and 11, as to which the date is July 11, 1996, relating to the financial statements of International Interiors, Inc., which appear in the Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                          /s/ Petherbridge, Davis & Company,
                                              P.A.

Jacksonville, Florida
August 12, 1996
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                                                                   EXHIBIT 23.15

                         INDEPENDENT AUDITORS' CONSENT

To the Directors of
 Whitcoulls Group Limited
Auckland
New Zealand

    We consent to the incorporation by reference in this Registration Statement of our reports dated 7 September 1995 and 16 September 1994 relating to the financial statements of Whitcoulls Group Limited, which appears in the Current Report on Form 8-K, dated July 23, 1996 of U.S. Office Products Company. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

DELOITTE TOUCHE TOHMATSU
August 15, 1996
Auckland, New Zealand